nDivision Awarded Five Year Managed Services

Contract by Fortune 500

Company

nDivision grows contracted recurring revenues by 168% since January 2018

DALLAS / ACCESSWIRE / DECEMBER 6th, 2018 / nDivision Inc. (OTC QB: NDVN), the “digital workforce” experts, was awarded a five-year Managed Services contract by a Fortune 500 company that will initially increase the company’s recurring revenues by approximately $2.9 million per year.

This contract, combined with the recently announced acquisition and additional contract wins, will increase the contracted annual recurring revenues by 168 percent since January 2018, when all the services are deployed and billing. At that time, it’s anticipated that the company will be cash flow positive and generating positive EBITDA.

The new client is subscribing to a five-year agreement for nDivision’s Autonomic Managed Service, which covers approximately 5,000 IT assets across the client’s datacenters, network and public cloud environment. The services to be provided by nDivision also include the automation of an unlimited number of tasks across the customer’s databases, applications and anything else running on the systems being managed.

“This transaction is further evidence that nDivision’s services are proving valuable to some of the world’s largest organizations, and that our strategy for enhancing human labor with “digital labor” has significant business benefits,” said Alan Hixon, Chairman and CEO of nDivision.

“This newly awarded Autonomic Managed Service contract represents market share captured from a well-established multi-billion-dollar global offshore service provider,” Hixon added. “Our extensive automation capabilities enabled us to propose a compelling value proposition, which we expect to dramatically improve service levels. We are also targeting a reduction in costs by at least 50 percent during the first year of service, when compared to the previous service provider.”

About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision’s services are valuable for any industry and are being provided to customers in multiple segments. The company supports over 100 customers across 45 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 60% and 80% of all incidents, across the datacenter and network. More information can be found at www.ndivision.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of nDivision Inc. ("nDivision" or the "Company"). Forward-looking statements are based on the expectations, estimates, or projections of the Company's management as of the date of this press release. Although nDivision's management believes these expectations, estimates, or projections to be reasonable as of the date of this presentation, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause the Company's actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause nDivision's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" sections in the Company's filings with the Securities and Exchange Commission, which are available for viewing on the SEC's EDGAR website. These forward-looking statements speak only as of the date of this press release and, except as required by law, nDivision specifically disclaims any obligation to update these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

Brad Wiggins

214-272-2148

bwiggins@ndivision.com